U.S. Securities and Exchange Commission
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) April 10, 2013

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Commission File No. 000-53727
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United Mines, Inc.
(Name of small business issuer as specified in its charter)

Arizona	83-0452269
State of Incorporation	IRS Employer Identification No.

7301 East 22nd Street, Suite 6W, Tucson, AZ 85710
(Address of principal executive offices)

 (520) 777-7130
(Issuer’s telephone number)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other events.

United Mines, Inc. today announced that it has reached a court-supervised Settlement Agreement between the Plaintiffs, United Mines, Inc., et al and the Defendants, Glenn E. Martin, et al, in the civil suit Case # 2012-5545 in Pima County, AZ Superior Court, Tucson, AZ.

The current members of the Board of Directors, including both plaintiff and defendant members, support the Settlement Agreement.

The Settlement Agreement calls for a shareholders meeting to approve the agreement and to elect a new Board of Directors.  This Annual Meeting of Shareholders has been tentatively set for September 30, 2014 in Tucson, AZ.  All Shareholders of record (August 29, 2013) will shortly receive an official announcement that includes the full Settlement Agreement, Proxy solicitations and Instructions from Pacific Stock Transfer.

Current management of United Mines encourages all shareholders to review the entire package of information being sent to them.

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Registrant Date: September 16, 2014	United Mines, Inc. By: /s/ Lawrence G. Dykers
Lawrence G. Dykers
Chief Executive Officer